Exhibit 10.1

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 15, 2007, among MARKWEST HYDROCARBON, INC., a Delaware corporation, as borrower (the “Borrower”), the undersigned Guarantors (collectively, the “Guarantors”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in its capacity as administrative agent, the “Administrative Agent” and in its capacity as collateral agent, the “Collateral Agent”), and the undersigned L/C Issuer and Lenders.

Reference is made to the Second Amended and Restated Credit Agreement dated as of August 18, 2006 among Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders parties thereto, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of February 16, 2007 (as amended, the “Credit Agreement”).  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings set forth in the Credit Agreement; all section and schedule references herein are to sections and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Amendment.

RECITALS

A.            The Borrower has requested that the Credit Agreement be amended to make more explicit that upon the effectiveness of the First Amendment, the Obligations included all present and future indebtedness, liabilities and obligations owed to any Lender or any Affiliate of a Lender arising pursuant to any Lender Hedging Agreement and the Collateral secured all such indebtedness, liabilities and obligations.

B.            Subject to the terms and conditions of this Amendment, the Administrative Agent and the other Lenders are willing to agree to such amendment.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.        Amendments. Effective as of the Second Amendment Effective Date, the Credit Agreement is amended as follows:

1.1          Definitions. Section 1.01 of the Credit Agreement is amended as follows:

(a)           Each of the following definitions is amended in its entirety to read as follows:

“Collateral means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower, and its Subsidiaries (other than the Excluded MLP Entities) in or upon which a Lien now or hereafter exists in favor of the Secured Parties, or the Administrative Agent or Collateral Agent on behalf of the Secured Parties, whether under this Agreement, the Collateral Documents, or under any other document executed by any Borrower Affiliate (other than the Excluded MLP Entities) and delivered to the Administrative Agent, Collateral Agent or the Secured Parties.”

“Collateral Documents means (a) each guaranty, pledge agreement, security agreement, mortgage, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other similar agreements or instruments executed by the Borrower or any MarkWest Inc. Subsidiary for the benefit of the Secured Parties now or hereafter delivered to the Secured Parties, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable Law) against the Borrower or any MarkWest Inc. Subsidiary, as debtor, in favor of the Secured Parties, the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties, as secured party, to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents or the Lender Hedging Agreements, whenever made or delivered, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements, and extensions of any of the foregoing.”

“Security Agreements means, collectively, the security agreements, or similar instruments, now or hereafter executed by any of the Loan Parties in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor), and “Security Agreement” means each of such Security Agreements and if hereafter executed such Security Agreement shall be on substantially the same terms as the Security Agreements previously executed by the Loan Parties.”

 (b)          The definition of the term “Eligible Midstream Accounts Receivable” is amended by deleting clause (xx) of such definition and substituting therefor the following:

“(xx)        which is not subject to a first priority and perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties; or”

(c)           The following definition is inserted alphabetically into Section 1.01 of the Credit Agreement:

“Secured Parties means the Lenders party to this Agreement and the Lenders and/or any Affiliate of a Lender party to a Lender Hedging Agreement.  The term “Secured Parties” shall include a former Lender or an Affiliate of a former Lender that is party to a Swap Contract with the Borrower or any of the MarkWest Inc. Subsidiaries; provided that such former Lender or Affiliate was a Lender or an Affiliate of a Lender at the time it entered into such Swap Contract.”

(d)           Section 2.04(b)(vii) of the Credit Agreement is amended in its entirety to read as follows:

“(vii)       The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a lien on, and security interest in and to, the Proceeds Account and all monies, cash, checks, drafts, certificates of deposit, instruments, investment property, and other items received by Administrative Agent for deposit therein and held therein, as security for the Obligations. The rights granted by this Section 2.04(b)(vii) shall be in addition to the rights of the Administrative Agent under any statutory banker’s Lien or the common law right of setoff.”

(e)           Section 2.11(d) of the Credit Agreement is amended in its entirety to read as follows:

“(d)         If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if a Default or Event of Default exists, any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all other fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 2.11(d)(ii), a “ratable payment” for any Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or the Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (iii) to the ratable payment of accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (iii) the Outstanding Amount of Obligations under Lender Hedging Agreements refers only to payments owing pursuant to Section 2(a) of the 2002 Master Agreement  form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iii), “ratable payment” means, for any Lender (or Affiliate of a Lender, in the case of Lender Hedging Agreements), on any date of determination, that proportion which the accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Affiliate of a Lender, in the case of Lender Hedging Agreements) bears to the total accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to all Lenders (and Affiliates, in the case of Lender Hedging Agreements)); (iv) to the ratable payment of the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (iv) the Outstanding Amount of Obligations under Lender Hedging Agreements refers to payments owing in connection with an Early Termination Payment as defined in the 2002 Master Agreement form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iv), “ratable payment” means for any Lender (or Affiliate of a Lender, in the case of Lender Hedging Agreements), on any date of determination, that proportion which the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Affiliate of a Lender, in the case of Lender Hedging Agreements) bears to the Outstanding Amount of Loans owed to all Lenders)(and Affiliates, in the case of Lender Hedging Agreements)); (v) to Cash Collateralize the Letters of Credit; and (vi) to the payment of the remaining Obligations, if any, in the order and manner the Required Lenders deem appropriate.”

(f)            Section 2.15(a) of the Credit Agreement is amended by deleting the first proviso at the end of the first sentence of Section 2.15(a) and substituting the following therefor:

“provided that any NBB Credit Extension shall be used solely for the purpose of enabling the Borrower to meet margin requirements under Swap Contracts with counterparties which are not Lenders or Affiliates of Lenders;”

(g)           Section 2.17 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“2.17      Pari Passu Lien Securing Lender Hedging Agreements.  All Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement and Obligations under any Lender Hedging Agreement (but not Indebtedness of the Borrower or any MarkWest Inc. Subsidiary owing to any non-Lender or non-Lender Affiliate which enters into a Swap Contract with the Borrower or any of the MarkWest Inc. Subsidiaries), shall be secured  pari passu by the Collateral.  No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Lender Hedging Agreement.”

(h)           Section 6.12 of the Credit Agreement is amended by deleting clause (C) at the end of such Section and substituting the following therefor:

“(C) the NBB Revolving Credit Facility solely to enable the Borrower to meet margin requirements under Swap Contracts with counterparties which are not Lenders or Affiliates of Lenders.”

(i)            Section 6.16(a) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(a)         The Borrower shall and shall cause each of its Subsidiaries (other than Excluded MLP Entities) to take such actions and to execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent or Collateral Agent on behalf of the Secured Parties shall, at all times, have received currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the assets of the Borrower and each of its Subsidiaries (other than Excluded MLP Entities), including all capital stock, partnership, joint venture, membership interests, or other equity interests.”

(j)            The first sentence of Section 6.16(c) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“The Liens required by this Section 6.16 shall be first priority perfected Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties, subject to no other Liens except Permitted Liens of the type described in Section 7.01 (other than Section 7.01(h)).”

(k)           Article IX of the Credit Agreement is amended by adding thereto a new Section 9.12 to read in its entirety as follows:

“9.12      Hedging Arrangements.  To the extent any Affiliate of a Lender is a party to a Swap Contract with the Borrower or any of the MarkWest Inc. Subsidiaries and thereby becomes a beneficiary of the Liens pursuant to the Security Agreements or any other Collateral Document, such Affiliate of a Lender shall be deemed to appoint the Collateral Agent its nominee and agent to act for and on behalf of such Affiliate in connection with the Security Agreements and such Collateral Documents and to be bound by the terms of this Article IX, Section 10.01(e) and the last sentence of Section 2.17.”

Paragraph 2.        Effective Date. This Amendment shall not become effective until the date (such date, the “Second Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a)           this Amendment, executed by the Borrower, the Guarantors, and each other Lender and the L/C Issuer;

(b)           from the Borrower and the existing Guarantors, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) no change in such Person’s organizational documents since August 18, 2006;

(c)           fees and expenses required to be paid pursuant to Paragraph 5 of this Amendment, to the extent invoiced prior to the Second Amendment Effective Date; and

(d)           such other assurances, certificates, documents and consents as the Administrative Agent may require.

Paragraph 3.        Acknowledgment and Ratification. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors (i) consents to the agreements in this Amendment, (ii) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.

Paragraph 4.        Representations. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that as of the Second Amendment Effective Date and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

Paragraph 5.        Expenses, Funding Losses.  The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements.

Paragraph 6.        Miscellaneous. This Amendment is a “Loan Document” referred to in the Credit Agreement.  The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under Texas law and applicable  federal law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Paragraph 7.        ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Paragraph 8.        Parties. This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the L/C Issuer, the other Lenders, and their respective successors and assigns.

Paragraph 9.        Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Agreement.

The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Second Amendment Effective Date.

Remainder of Page Intentionally Blank

Signature Pages Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MARKWEST HYDROCARBON, INC.,
a Delaware corporation, as Borrower

By:	/s/ ANDREW L. SCHROEDER
Andrew L. Schroeder
Vice President, Treasurer and Assistant Secretary

MARKWEST ENERGY GP, L.L.C.,
a Delaware corporation, as a Guarantor

By:	/s/ ANDREW L. SCHROEDER
Andrew L. Schroeder
Vice President and Assistant Treasurer

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ GAIL WATKIN
Name:	Gail Watkin
Title:	Manager, Agency

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

By:	/s/ JASON YORK
Jason York
Authorized Signatory

SUNTRUST BANK,
as a Lender

By:	/s/ CARMEN MALIZKA
Name:	Carmen Malizka
Title:	Vice President

US BANK NATIONAL ASSOCIATION,
as a Lender

By	/s/ JUSTIN M. ALEXANDER
Name:	Justin M. Alexander
Title:	Vice President

BANK OF OKLAHOMA, N.A.
as a Lender

By:	/s/ MONICA M. MORTON
Name:	Monica M. Morton